U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

GRAND PERFECTA, INC.

(Exact name of registrant as specified in its charter)

000-55423

(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	46-1779352 (IRS Employer Identification No.)

123 West Nye Lane, Suite 129

Carson City, NV 89706

(Address of principal executive offices)

(801)560-6969

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 8.01	Other Items.

On April 8, 2019, the Internal Revenue Service sent a letter to the Registrant stating that the agreement the Registrant reached with the IRS was approved in the Collection Due Process hearing. The determination of the Office of Appeals was that the penalties assessed against the company for the 2013, 2014, 2015 and 2016 tax years be abated in full.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2019.	Grand Perfecta, Inc.

	By:	/s/ Steve Ketter
	Name:	Steve Ketter
	Title:	Chief Executive Officer

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